Exhibit 10.2

THE J. M. SMUCKER COMPANY

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014)

ARTICLE I

INTRODUCTION

1.1 Purpose of this Plan. The purpose of The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan (this “Plan”) has been and continues to be to provide the nonemployee directors (each, a “Director,” and collectively, the “Directors”) of The J. M. Smucker Company (the “Company”) with the opportunity to defer receipt of all or a portion of compensation received for services as a Director, to set forth the rules with respect to the Deferred Stock Units granted annually to a Director as part of the Director’s compensation and to continue to align the common interest of Directors and shareholders in enhancing the value of the Company’s Common Shares. For the avoidance of doubt and for clarification, this Plan will apply to (a) Deferred Stock Units credited to a Director’s Deferred Compensation Account upon the Director’s election to reduce his or her cash compensation, (b) Deferred Stock Units granted to a Director as part of his or her annual Deferred Stock Unit award and credited to the Director’s Deferred Compensation Account pursuant to Section 4.1, and (c) dividend equivalents paid on Deferred Stock Units described in subsections (a) and (b).

1.2 The Company adopts this amendment and restatement on October 22, 2013, effective with respect to deferral of compensation received for services performed as a Director on or after January 1, 2014.

ARTICLE II

DEFINITIONS

As used herein, the terms set forth below will have the following meanings:

2.1 “Annual Subaccount” has the meaning assigned thereto in Section 3.3.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change in Control” has the meaning assigned thereto in the Company’s 2010 Equity and Incentive Compensation Plan.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Executive Compensation Committee of the Board.

2.6 “Common Shares” means the common shares, without par value, of the Company.

2.7 “Company” has the meaning assigned thereto in Section 1.1.

2.8 “Corporate Secretary” means Corporate Secretary of the Company, or such person as the Corporate Secretary of the Company may expressly designate.

2.9 “Deferred Compensation Account” has the meaning assigned thereto in Section 3.1 hereof.

2.10 “Deferred Stock Units” means deferred stock units, each equivalent to one Common Share, credited to a Director’s Deferred Compensation Account pursuant to the terms of Section 3.3 or Section 4.1.

2.11 “Director” has the meaning assigned thereto in Section 1.1.

2.12 “Market Value per Share” means, as of any particular date, the last price at which the Common Shares trade as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such day, on the immediately preceding trading day during which a sale occurred. If there is no regular trading market for such Common Shares, the Market Value per Share will be determined by the Board.

2.13 “Plan” has the meaning assigned thereto in Section 1.1.

2.14 “Separation from Service” has the meaning assigned thereto in Section 5.1.

ARTICLE III

CASH COMPENSATION DEFERRAL AWARDS

3.1 Cash Compensation Deferral Election. Not later than December 31 of any calendar year, beginning with December 31, 2013 for the calendar year 2014, a Director may direct the Company (a) to reduce the cash compensation payable to him or her (determined without regard to the provisions of this Section 3.1) for services as a Director during the next calendar year (including annual retainer and committee meeting fees) in such amount as elected by the Director and (b) to credit the amount of such reduction to an account established in the name of the Director (a “Deferred Compensation Account”) with the amount of Deferred Stock Units described in Section 3.3. If a Director does not have any deferral election form on file with the Corporate Secretary, he or she will receive his or her Director compensation for the year (that would otherwise be paid in cash) in cash on a current basis.

3.2 Cash Compensation Deferral Payment Election. The election made pursuant to Section 3.1 will specify whether Deferred Stock Units credited to the Deferred Compensation Account pursuant to Section 3.1 for the following year will be distributed to the Director (or his or her beneficiary): (a) in a lump sum payment or (b) in up to ten annual installments. If a Director does not have an election form on file with the Corporate Secretary, the payment of the Deferred Stock Units credited to his or her Deferred Compensation Account for the following year pursuant to this Article III will be made in a lump sum payment in accordance with Article V.

3.3 Deferred Compensation Account. The Director’s Deferred Compensation Account will be credited with a number of Deferred Stock Units equal to the cash amount identified in Section 3.1(a) that the Director has elected to defer divided by the Market Value per Share of one Common Share on the date on which such cash amount would have otherwise been paid. Each Director’s Deferred Compensation Account will be subdivided into separate subaccounts for each year of participation (each, an “Annual Subaccount”). It is intended that the amount credited to each Annual Subaccount pursuant to this Section 3.3 will be considered a separate amount of deferred compensation under Section 409A of the Code. As such, a separate payment election made under Section 3.2 may apply to each Annual Subaccount.

3.4 Partial Years. If a Director first becomes a Director after January 1st of any calendar year, the Director may direct the Company (a) to reduce the cash compensation payable to him or her for future services as a Director during such calendar year in such amount as elected by the Director and (b) to credit the amount of such reduction to the Director’s Deferred Compensation Account. Any such election will be made within thirty (30) calendar days after an individual becomes a Director, will apply only to cash compensation for services as a Director performed after the date of such election, and will include an election as to the form of payment as described in Section 3.2.

3.5 Elections. All deferral elections described in this Article III will be made annually on an election form specified by the Committee and delivered by a Director to the Corporate Secretary. The elections described in this Article III will remain in effect for future calendar years if a new written election form is not submitted. Any subsequent election or written termination of election will become effective as of the first day of the calendar year following the calendar year in which the notice is given and will be effective only for cash compensation earned in such following calendar year and thereafter.

3.6 Nonforfeitable Right. Each Deferred Stock Unit awarded under this Article III will be one hundred percent (100%) vested upon the award of such Deferred Stock Unit.

3.7 Dividend Equivalents. Dividend equivalents will be earned on Deferred Stock Units awarded under this Article III. Such dividend equivalents will be converted into equivalent amounts of Deferred Stock Units based on the Market Value per Share on the date the actual dividends on Common Shares are paid and credited to the appropriate Annual Subaccount of each Director. Such dividend equivalents will be one hundred percent (100%) vested at all times and will be paid in the same manner and at the same time as the Deferred Stock Units to which the dividend equivalents relate.

ARTICLE IV

ANNUAL GRANT AWARDS

4.1 Annual Deferred Stock Unit Grant. Each October beginning in October, 2014, each Director’s Deferred Compensation Account will be credited with the number of Deferred Stock Units equal to the cash amount established by the Committee for determining the annual grant of Deferred Stock Units divided by the Market Value per Share of one Common Share on the date of the grant. Each Director’s Deferred Compensation Account will be subdivided into Annual Subaccounts to reflect each grant of Deferred Stock Units made under this Section 4.1. It is intended that the amount credited to each such Annual Subaccount pursuant to this Section 4.1 will be considered a separate amount of deferred compensation under Section 409A of the Code. As such, a separate payment election made under Section 4.2 may apply to each Annual Subaccount.

4.2 Annual Deferred Stock Unit Payment Election. Not later than December 31 of any calendar year, beginning with December 31, 2013 for the calendar year 2014, a Director will specify whether Deferred Stock Units credited to his or her Deferred Compensation Account for the following year pursuant to this Article IV will be distributed to the Director (or his or her beneficiary): (a) in a lump sum payment or (b) in up to ten annual installments. If a Director does not have an election form on file with the Corporate Secretary, the payment of the Deferred Stock Units credited to his or her Deferred Compensation Account for the following year pursuant to this Article IV will be made in a lump sum payment in accordance with Article V.

4.3 Partial Years. If a Director first becomes a Director after January 1st of any calendar year, the Director may make the payment election described in Section 4.2 with respect to an initial grant of Deferred Stock Units within thirty (30) calendar days after becoming a Director, provided that such election will apply only to compensation for services as a Director performed after the date of such election.

4.4 Elections. All payment elections described in this Article IV will be made annually on an election form specified by the Committee and delivered by a Director to the Corporate Secretary. The election described in this Article IV will remain in effect for future calendar years if a new written election form is not submitted. Any subsequent election or written termination of election will become effective as of the first day of the calendar year following the calendar year in which the notice is given and will be effective only for compensation earned in such following calendar year and thereafter.

4.5 Nonforfeitable Right. Each Deferred Stock Unit awarded under this Article IV will be one hundred percent (100%) vested upon the award of such Deferred Stock Unit.

4.6 Dividend Equivalents. Dividend equivalents will be earned on Deferred Stock Units awarded under this Article IV. Such dividend equivalents will be converted into equivalent amounts of Deferred Stock Units based on the Market Value per Share on the date the actual dividends on Common Shares are paid and credited to the appropriate Annual Subaccount of each Director. Such dividend equivalents will be one hundred percent (100%) vested at all times and will be paid in the same manner and at the same time as the Deferred Stock Units to which the dividend equivalents relate.

ARTICLE V

PAYMENT OF ACCOUNTS

5.1 Time of Payment. Distribution of Deferred Stock Units in each Annual Subaccount included in a Director’s Deferred Compensation Account will be made or commence in the manner described in Section 5.2 hereof as soon as is reasonably practicable, but not later than sixty (60) calendar days, after a Director’s “separation from service” (as defined under Section 409A of the Code and Treasury Regulation Section §1.409A-1(h)(2) (a “Separation from Service”)). Notwithstanding anything to the contrary contained in this Plan (or in any election relating to this Plan), if a Change in Control of the Company occurs (but only to the extent the event constitutes a change “in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets” of the Company (as determined under Section 409A of the Code and the regulations promulgated thereunder)), the distribution of the Director’s entire Deferred Compensation Account will be made in a lump sum as soon as practicable, but not later than sixty (60) calendar days, following the date of the Change in Control.

5.2 Method of Distribution. The Deferred Stock Units credited to each of the Director’s Annual Subaccounts of his or her Deferred Compensation Account (including those converted from dividend equivalents) will be distributed or commence to be distributed to the Director or the Director’s beneficiary at the time described in Section 5.1 hereof and, except as provided in Section 5.1 with respect to a Change in Control, in the manner specified in the Director’s payment election under Section 3.2 or Section 4.2 with respect to such Annual Subaccount. The amount of any installment payment with respect to an Annual Subaccount in the Director’s Deferred Compensation Account will be calculated by dividing the number of Deferred Stock Units in such Annual Subaccount at the time of each such payment by the number of remaining installments in such Annual Subaccount (including the current installment). Notwithstanding anything to the contrary contained in this Plan (or in any election relating to this Plan), if the aggregate amount credited to any Director’s Deferred Compensation Account is less than $50,000 on the date of the Director’s Separation from Service, the distribution of the Director’s entire Deferred Compensation Account will be made in a lump sum as soon as is reasonably practicable, but not later than sixty (60) calendar days, following the Director’s Separation from Service.

5.3 Form of Payment. The Deferred Stock Units will be distributed in Common Shares on a one-for-one basis. Fractional shares will be rounded down to the nearest whole Common Share, and any remainder will be paid in cash.

5.4 Designation of Beneficiary. Each Director participating in this Plan will designate a beneficiary or beneficiaries to whom distribution will be made in the event of the death of the Director before his or her entire Deferred Compensation Account is distributed and, in such case, the balance of the Director’s Deferred Compensation Account will be distributed to the beneficiary or beneficiaries in a lump sum as soon as is reasonably practicable, but not later than sixty (60) calendar days following the Director’s death, even if the Director elected distribution in installments. If there is no designated beneficiary, or no designated beneficiary surviving at a Director’s death, the Director’s beneficiary will be his or her estate. Beneficiary designations will be made in writing and will be delivered by a Director to the Corporate Secretary. A Director may designate a new beneficiary or beneficiaries at any time by delivering a new election to the Corporate Secretary.

5.5 Changes to Prior Elections. Changes to a prior election of the form of payment with respect to amounts in a Director’s Annual Subaccount may be made, provided that the election satisfies the following requirements: (a) a change of election will not be effective until at least twelve (12) months after the date on which it is filed by the Director with the Corporate Secretary; (b) a change of election with respect to a payment commencing on, or made on, a specified date may not be filed with the Corporate Secretary less than twelve (12) months prior to such date; and (c) a change of election with respect to a time of payment or a method of payment must provide that the payment subject to the change be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made except in the event of a payment made on account of the Director’s death or total disability (as defined in Section 409A of the Code and the regulations promulgated thereunder).

5.6 Taxes. In the event any taxes are required by law to be withheld or paid from any distributions made pursuant to this Plan, the Company (or any trustee, if applicable) will deduct such amounts from such distributions and will transmit the withheld amounts to the appropriate taxing authority.

ARTICLE VI

FUNDING; CREDITORS AND INSOLVENCY

6.1 Funding Mechanism for Deferred Stock Units. The Company will be entitled, but not obligated, to establish a grantor trust or similar funding mechanism to fund the Company’s obligations under this Plan; provided, however, that any funds contained therein will remain subject to the claims of the Company’s general creditors. The funding mechanism will constitute an unfunded arrangement.

6.2 Claims of the Company’s Creditors. The Company’s obligation under this Plan will be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future. All Deferred Stock Units (and any corresponding assets held in a trust established for this Plan), and any payment to be made pursuant to this Plan, will be subject to the claims of the general creditors of the Company, including judgment creditors and bankruptcy creditors. Neither any Director, nor his or her beneficiaries, nor his or her heirs, successors or assigns, will have any secured interest in or claim on any property or assets of the Company (or of any trust). The rights of a Director or his or her beneficiaries to his or her Deferred Compensation Account and to the Deferred Stock Units (and to any assets held in trust) will be no greater than the rights of an unsecured creditor of the Company.

ARTICLE VII

ADMINISTRATION

7.1 Powers of the Committee. The Committee, or other committee as may be expressly delegated by the Committee, will administer this Plan and resolve all questions of interpretation arising under this Plan. The Committee, or other committee as may be expressly delegated by the Committee, will have no discretion with respect to Plan contributions or distributions, but will act in an administrative capacity only.

7.2 Indemnity of Committee. The Company will indemnify the members of the Committee, and any other committee that may administer this Plan as set forth in Section 7.1, against all claims, losses, damages, expenses and liabilities arising from any action or failure to act with respect to this Plan to the extent provided in the Code of Regulations of the Company and any applicable indemnification agreement between the Company and such member.

ARTICLE VIII

MISCELLANEOUS

8.1 Term of Plan. The Company reserves the right to amend this Plan or terminate this Plan at any time; provided, however, that no amendment or termination will affect the rights of Directors to amounts previously credited to their Deferred Compensation Accounts or to additional credits of Deferred Stock Units pursuant to Section 3.7 and Section 4.6 hereof; and provided further, that no amendment or termination will apply to the then current plan year, except as permitted under Section 409A of the Code. This Plan will remain in effect until such time as all Deferred Stock Units are distributed pursuant to Article V hereof.

8.2 Adjustments. In the event that, after the effective date of this Plan (as provided in Section 8.9 below), the number of outstanding Common Shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a recapitalization, reclassification, stock split-up or combination of shares, adjustments will be made by the Board in the number and kind of shares or other securities that are underlying Deferred Stock Units and/or credited to Deferred Compensation Accounts hereunder and that will be issued under this Plan.

8.3 Assignment. No right or interest of any Director or his or her beneficiary (or any person claiming through or under such Director or his or her beneficiary) in any benefit or payment herefrom will be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director.

8.4 Tax Effect. This Plan is intended to be treated as an unfunded deferred compensation plan under the Code. It is the intention of the Company that the Deferred Stock Units credited to the Directors’ Deferred Compensation Accounts pursuant to this Plan will not be included in the gross income of the Directors or their beneficiaries until such time as such Deferred Stock Units are distributed from this Plan. If, at any time, it is determined by the Company that the Deferred Stock Units, or amounts attributable to Directors’ compensation reduction elections or Deferred Compensation Accounts are includible in the gross income of the Directors or their beneficiaries before distribution pursuant to Article V hereof due to a failure to comply with Section 409A of the Code, such amounts to the extent required to be included in income will be immediately distributed to the respective Directors or, in the case of deceased Directors, their beneficiaries.

8.5 Governing Law. This Plan will be governed by and construed in accordance with the laws of the United States, and to the extent not preempted by such laws, by the internal substantive laws of the State of Ohio.

8.6 Successors. The provisions of this Plan will bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein will include any corporate or other business entity which will, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

8.7 No Right to Continued Service. Nothing contained herein will be construed to confer upon any Director the right to continue to serve as a Director of the Company or in any other capacity.

8.8 Section 409A of the Code. It is intended that this Plan (including any amendments hereto) comply with the provisions of Section 409A of the Code so as to prevent the inclusion in gross income of any Deferred Stock Units credited to a Director’s Deferred Compensation Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Director. This Plan will be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any Plan provision that would cause this Plan to fail to satisfy Section 409A of the Code will have no force and effect.

8.9 Effective Date. The effective date of this Plan and the Amendment and Restatement of this Plan is January 1, 2014.

8.10 Distributions Subject to Tax. Notwithstanding the above provisions, if, at any time, a court or the Internal Revenue Service determines that an amount in a Director’s Deferred Compensation Account is includable in the gross income of the Director and subject to tax, the Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includable in the Director’s gross income.

8.11 Distributions in Violation of Securities Laws. Notwithstanding the above provisions, a payment under this Plan may be delayed if the Company reasonably anticipates, in its sole discretion, that the making of such payment will violate Federal securities laws or other applicable law, provided that such payment is made on the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.